FOR THE EXTRAORDINARY GENERAL MEETING OF WARRANTHOLDERS OF

GTY TECHNOLOGY HOLDINGS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY CARD

The undersigned hereby appoints William D. Green and Harry L. You (the "Proxies"), and each of them independently, with full power of substitution, as proxies to vote all of the warrants of GTY Technology Holdings Inc., a Cayman Islands exempted company (the "Company"), that the undersigned is entitled to vote (the "Warrants") at the Extraordinary General Meeting of Warrantholders of the Company to be held on _______________, 2019 at _______ a.m. Local Time at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166, and at any adjournments and/or postponements thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE WARRANTS REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED WARRANTHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 (IF PRESENTED). PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Important Notice Regarding the Availability of at the Extraordinary General Meeting of Warrantholders to be held on _____________, 2019.

This notice of Extraordinary General Meeting and the accompanying Proxy Statement are available at https://www.cstproxy.com/gtytechnologyholdings/sm2019

(Continued and to be marked, dated and signed below)

GTY TECHNOLOGY HOLDINGS INC. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE ☒

Warrant Holder Proposal No. 1 — The Warrant Amendment Proposal — to consider and vote upon a proposal to approve by ordinary resolution and adopt an amendment to the Warrant Agreement, dated as of October 26, 2016 (the "Warrant Agreement"), between GTY and Continental Stock Transfer & Trust Company, pursuant to which, upon the closing of the business combination, (i) public warrant holders follow the procedures set forth in the accompanying proxy statement/prospectus will have the option to either (a) have their warrants survive the closing of the business combination and become exercisable for New GTY common stock in accordance with the terms of the Warrant Agreement, as amended, or (b) have their warrants exchanged at the closing for $2.00 per warrant in cash, subject to the limitations and proration as described in the accompanying proxy statement/prospectus, (ii) any public warrant holder who does not elect to have their warrants exchanged for cash will have their warrants survive the closing of the business combination and become exercisable for New GTY common stock in accordance with the terms of the Warrant Agreement, as amended, and (iii) the private placement warrants will be exchanged at the closing for $0.75 per warrant in cash, subject to the limitations described in the accompanying proxy statement/prospectus (the "warrant amendment proposal")

FOR ☐ AGAINST ☐ ABSTAIN ☐

Warrant Holder Proposal No. 2 — The Warrant Holder Adjournment Proposal — to consider and vote upon a proposal to approve by ordinary resolution the adjournment of the warrant holder meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the warrant holder meeting, there are not sufficient votes to approve the warrant amendment proposal (the "warrant holder adjournment proposal")

FOR ☐ AGAINST ☐ ABSTAIN ☐

Date:_____________________________________, 2019

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Signature

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Signature (if held jointly)

When warrants are held by joint tenants, both joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Abstentions will have the same effect as a vote AGAINST each proposal. **The warrants represented by this proxy, when properly executed, will be voted in the manner directed herein by the warrantsholder(s) signatory hereto. If no direction is made, this proxy will be voted FOR each of proposals 1 and 2 (if presented).** If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.